Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated April 15, 2025, relating to the consolidated financial statements of Transportation and Logistics Systems, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Transportation and Logistics Systems, Inc. for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 13, 2026